Exhibit 10.2

Execution Version

SHARE SUBSCRIPTION AGREEMENT

This Share Subscription Agreement (this “Agreement”) is dated as of October 1, 2021 (the “Effective Date”), between Osmotica Pharmaceuticals plc, a public limited company incorporated under the laws of Ireland (the “Company”), and Athyrium Opportunities IV Acquisition 2 LP, a Delaware limited partnership (the “Purchaser”).

WHEREAS, the Company, certain of its Subsidiaries and the Purchaser have entered into a note purchase agreement, dated as of October 1, 2021 (the “Note Purchase Agreement”), for the issuance and sale of up to $100,000,000 of notes, conditioned upon the issuance of the Shares (as defined below).

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, the Purchaser wishes to subscribe for, and the Company wishes to issue and sell to the Purchaser, upon the terms and conditions stated in this Agreement, the Shares on the Closing Date.

Now, Therefore, in consideration of the mutual covenants, representations and warranties contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.	DEFINITIONS

1.1        Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Closing” means the closing of the subscription for the Shares on the Closing Date pursuant to Section 2.1 of this Agreement.

“Closing Date” means the First Tranche Notes Issuance Date (as defined in the Note Purchase Agreement).

“Commission” means the United States Securities and Exchange Commission.

“Company Material Adverse Effect” means any circumstance, change, event or effect that, individually or together with any other circumstances, changes, events or effects, is or would reasonably be expected to be materially adverse to (a) the condition (financial or otherwise), business, properties, assets or results of operations of the Company and the Company’s Subsidiaries, taken as a whole, or (b) the ability of the Company and the Company’s Subsidiaries to timely perform its obligations under the Transaction Documents; provided, however, that a Company Material Adverse Effect shall not include any adverse effect on the foregoing to the extent such adverse effect results from, arises out of, or relates to (i) a general deterioration in the economy or changes in the general state of the markets or industries in which any of the Company and the Company’s Subsidiaries operate, except to the extent that such entities, taken as a whole, are adversely affected in a disproportionate manner as compared to other market or industry participants, (ii) any deterioration in the condition of the capital markets, (iii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, (iv) any change in accounting requirements or principles imposed upon the Company or any of the Company’s Subsidiaries or their respective businesses or any change in applicable Law, or the interpretation thereof, (v) any change in the credit rating and/or outlook of the Company or any of the Company’s Subsidiaries or any of their securities, (vi) any hurricane, earthquake, flood or other natural disaster or act of God (including any impacts of COVID-19), (vii) any action taken, or failure to act, at the written request or with the written consent of the Purchaser, (viii) the taking of or omission to take any action, which action or omission is required, expressly permitted or contemplated by the Transaction Documents or consented to by the Purchaser, or (ix) any failure of the Company or the Company’s Subsidiaries to meet any internal or external projections, forecasts or estimates of revenue or earnings for any period; provided, that the underlying cause of any change or failure referred to in clauses (v) and (ix) may be taken into account in determining whether there is a “Company Material Adverse Effect”.

“Effectiveness Deadline” has the meaning ascribed to such term in Section 4.2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Date” has the meaning ascribed to such term in Section 4.2(a).

“Governmental Entity” shall mean any national, federal, state, county, municipal, local or foreign government, or any political subdivision, court, body, agency or regulatory authority thereof, and any person exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to any of the foregoing.

“Law” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Entity charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Entity, in each case whether or not having the force of law.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other like restriction.

“Mandatory Registration Statement” has the meaning ascribed to such term in Section 4.2(a).

“Officer’s Certificate” has the meaning ascribed to such term in Section 2.2(b)(iv).

“Ordinary Shares” means the ordinary shares of the Company, nominal value $0.01 per share.

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Entity or other entity or organization.

“Registrable Shares” has the meaning ascribed to such term in Section 4.1(b).

“Resale Registration Statement” has the meaning ascribed to such term in Section 4.1(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 of the Securities Act.

“Shares” means the number of Ordinary Shares of the Company equal to (y) $15,000,000, divided by (z) the volume-weighted average price per Ordinary Share of the Company measured from 9:30 a.m., Eastern time, on the Trading Day that is sixty-one (61) Trading Days preceding the Closing Date to 4:00 p.m., Eastern time, on the Trading Day immediately preceding the Closing Date, which such total number of “Shares” shall be calculated in accordance with the illustrative calculation attached hereto as Exhibit A; provided that the Shares may not exceed 19.99% of the Company’s outstanding Ordinary Shares. “Share” shall be construed accordingly.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act, but shall be deemed to not include the location and/or reservation of borrowable Ordinary Shares.

“Staff” means the staff of the Commission.

“Subsidiary” means any individual or entity the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Trading Day” means a day on which the Ordinary Shares are traded on a Trading Market.

“Trading Market” means the following markets or national securities exchanges on which (and if) the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, or the New York Stock Exchange.

“Transaction Documents” means this Agreement, the Note Purchase Agreement and any other documents or agreements executed and delivered to the Purchaser in connection with the transactions contemplated hereunder.

“Transfer Agent” means the Company’s designated transfer agent, as it may be changed from time to time.

2.	PURCHASE AND SALE

2.1         Closing.

(a)          At the Closing, upon the terms set forth herein, the Company hereby agrees to issue to the Purchaser, and the Purchaser agrees to subscribe for, the Shares, at a subscription price equal to $0.01 per Ordinary Share (the aggregate purchase price for all Shares, the “Subscription Price”). The Ordinary Shares described in this Section 2.1(a) shall be issued by the Company to the Purchaser free and clear of all Liens and any withholding for taxes.

(b)          At the Closing, the Purchaser shall deliver to the Company via wire transfer immediately available funds equal to the Subscription Price and the Company shall allot and issue to the Purchaser the Shares, deliverable at the Closing on the Closing Date, in accordance with Section 2.2 of this Agreement. The Closing shall occur at 10:00 a.m. (New York City Time) on the Closing Date or such other time and location as the parties shall mutually agree. The Closing shall occur remotely via the exchange of documents and signatures on or prior to the Closing Date, promptly following the satisfaction of all conditions for Closing set forth below and all conditions necessary to consummate the issuance of the First Tranche Note (as defined in the Note Purchase Agreement) pursuant to the Note Purchase Agreement. The Closing shall occur simultaneously with the issuance of the First Tranche Note (as defined in the Note Purchase Agreement).

2.2          Deliveries; Closing Conditions.

(a)        At the Closing, the Company will deliver or cause to be delivered to the Purchaser book-entry shares representing the Shares purchased by the Purchaser, registered in the Purchaser’s name. Such delivery shall be against payment of the Subscription Price by the Purchaser by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions.

(b)          The respective obligations of the Company, on the one hand, and the Purchaser, on the other hand, hereunder in connection with the Closing are subject to the following conditions being met:

(i)           all of the conditions necessary to consummate the issuance of the First Tranche Note (as defined in the Note Purchase Agreement) pursuant to the Note Purchase Agreement shall have occurred and the First Tranche Note (as defined in the Note Purchase Agreement) shall have been issued against payment therefor (or shall be issued concurrently with the issuance of the Shares pursuant to this Agreement);

(ii)          the accuracy in all material respects on the Closing Date of the representations and warranties contained herein (unless made as of a specified date therein) of the Company (with respect to the obligations of the Purchaser) and the Purchaser (with respect to the obligations of the Company); provided, however, that the representations and warranties of the Company contained in Section 3.1(c) hereof shall be true and correct in all respects;

(iii)        all obligations, covenants and agreements of the Company (with respect to the obligations of the Purchaser) and the Purchaser (with respect to the obligations of the Company) required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iv)      the Purchaser shall have received (i) a certificate signed by an executive officer of the Company (an “Officer’s Certificate”), dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchaser and (ii) confirmation from the Company or its legal counsel that instructions to the Transfer Agent for the Company’s Ordinary Shares instructing the such Transfer Agent to deliver the Shares to Purchaser shall have been delivered in escrow to the Transfer Agent for the Company’s Ordinary Shares and subject to release immediately upon satisfaction (or waiver) of all conditions set forth in this Section 2.2(b); and

(v)           the Purchaser shall have received an opinion of A&L Goodbody LLP, Irish counsel for the Company, dated as of the Closing Date, in a form reasonably satisfactory to the Purchaser.

3.	REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company. The Company represents, warrants and covenants to the Purchaser that the statements contained in this Section 3.1 are true and correct as of the date hereof and as of the Closing Date:

(a)          The Company has been duly incorporated and is validly existing as a public limited company in good standing under the laws of Ireland with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business, and to execute, deliver and perform this Agreement (including but not limited to the issuance and delivery of the Shares), to be dated as of the Closing Date. The Company is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each jurisdiction which requires such qualification.

(b)          All of the issued and outstanding Ordinary Shares have been duly and validly authorized and issued in compliance with all applicable Laws and are fully paid and nonassessable.

(c)        The Shares have been duly and validly authorized and, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be fully paid and nonassessable and free and clear of all liens, validly issued, fully paid and nonassessable and issued in compliance with all applicable Laws; the holders of outstanding shares in the capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares, except for any such rights as have been effectively waived or complied with.

(d)          The Company has all requisite power and authority to enter into, deliver and perform its and their obligations under this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary legal action on the part of the Company, and no further consent or authorization of the Company or its Subsidiaries or the board of directors of the Company or its Subsidiaries is required. No shareholder or equityholder approvals are required under the constitution of the Company or the charter or by-laws of any of its Subsidiaries, any instrument or agreement to which the Company or any of its Subsidiaries is a party, or under the rules of the Trading Market on which the Ordinary Shares are traded (including the Nasdaq Global Select Market, if applicable) in connection with the issuance of the Shares. This Agreement has been duly authorized, executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.

(e)       No authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any court or Governmental Entity is required in connection with the transactions contemplated herein, except (i) as may be required under the Securities Act, blue sky laws of any jurisdiction in connection with the subscription for the Shares by the Purchaser; and (ii) for the filing of a Form B5 with the Irish Companies Registration Office, an Irish statutory filing obligation on the Company to be made after the allotment of any shares in the capital of the Company.

(f)           Neither the issue and sale of the Shares, nor the consummation of any of the other transactions herein contemplated nor the fulfillment of the terms hereof, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, (i) the constitution of the Company or the charter or by-laws of any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its Subsidiaries is a party or bound or to which its property is subject, or (iii) any statute, Law, rule, regulation, judgment, order or decree applicable to the Company or its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its Subsidiaries or any of their properties; except, in the case of clauses (ii) and (iii) above, as would not reasonably be expected to have a Company Material Adverse Effect.

(g)          During the twelve (12) months preceding the date of this Agreement, the Company has not taken any action nor have any other steps been taken or actions commenced or, to the Company’s knowledge, threatened against it, for its winding up or dissolution or for it to enter into any arrangement, scheme or composition for the benefit of creditors, or for the appointment of a receiver, administrator, examiner, liquidator, trustee or similar officer of it, or any of its respective properties, revenues or assets.

3.2          Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby represents, warrants and covenants to the Company as of the Closing:

(a)          The Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to subscribe for the Shares and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar Laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.

(b)          At the time the Purchaser was offered the Shares, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501 under the Securities Act. The Purchaser is aware of the Company’s business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the subscription for the Shares. The Purchaser acknowledges that it has had the opportunity to review the Company’s filings with the Commission and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares and (ii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(c)          The Purchaser is purchasing the Shares for its own account, the accounts of its affiliates or the accounts of Persons for whom the Purchaser exercises discretionary investment authority (all of whom the Purchaser hereby represents and warrants are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act) for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part (within the meaning of the Securities Act) in violation of the Securities Act. The Purchaser understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities Law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Shares except in compliance with the Securities Act and the rules and regulations promulgated thereunder.

(d)          The Purchaser understands that the Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares. The Purchaser further acknowledges and understands that the Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.

(e)          The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the subscription for or the issuance of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors and made such investigations as the Purchaser, in its sole discretion, has deemed necessary or appropriate in connection with its subscription for the Shares.

(f)            Dispositions.

(i)           The Purchaser will not, prior to the effectiveness of the Resale Registration Statement (as defined below), if then prohibited by Law or regulation other than pursuant to an available exemption under the Securities Act: (i) sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”) the Shares; or (ii) engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of the Shares by the Purchaser or an affiliate; provided, however, that the Purchaser may consummate any Disposition or any other transaction or transfer at any time so long as such Disposition, transfer or transaction does not violate applicable Law; provided, further, that the Company shall provide all assistance as required by Section 4.5 hereof.

(ii)         Except with respect to (i) the First Tranche Note (as defined in the Note Purchase Agreement) and any other similar securities or instruments issued or issuable to the Purchaser or its affiliates pursuant to the Note Purchase Agreement prior to, on or as of the Closing Date, and (ii) any Ordinary Shares purchased by the Purchaser in any underwritten equity offering or private placement of Ordinary Shares conducted by the Company prior to, on or as of the Closing Date, as of the Closing Date, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, engaged in any purchases or sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) since the time that the Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby. The Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any purchases or sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g)          Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(h)          Legend.

(i)          The Purchaser understands that the Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER, OWNERSHIP AND OTHER RESTRICTIONS SET FORTH IN THE SHARE SUBSCRIPTION AGREEMENT, DATED OCTOBER 1, 2021, BY AND BETWEEN OSMOTICA PHARMACEUTICALS PLC AND THE PURCHASER NAMED THEREIN, AS MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH AND AVAILABLE FROM THE SECRETARY OF OSMOTICA PHARMACEUTICALS PLC, WITHOUT COST.”

4.	REGISTRATION RIGHTS

4.1         Definitions. For the purpose of this Section 4:

(a)          the term “Resale Registration Statement” shall mean any registration statement required to be filed by Section 4.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and

(b)          the term “Registrable Shares” means the Shares (as appropriately adjusted for any combinations, share splits, reverse share splits and the like occurring after the date of this Agreement); provided, however, that a Share shall cease to be a Registrable Share upon the earliest to occur of the following: (i) a Resale Registration Statement registering such Share under the Securities Act has been declared or becomes effective and such Share has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Resale Registration Statement, (ii) such Share is sold pursuant to Rule 144 under circumstances in which any legend borne by such Share relating to restrictions on transferability thereof, under the Security Act or otherwise, is removed by the Company or (iii) such Share shall cease to be outstanding following its issuance.

4.2         Registration Procedures and Expenses. Upon issuance of the Shares pursuant to this Agreement against payment therefor, the Company shall:

(a)           file a Resale Registration Statement (the “Mandatory Registration Statement”) with the Commission on or before the date 15 days following the Closing Date (the “Filing Date”) to register all of the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under Commission Rule 415). In the event that Form S-3 is not available for the registration of the Registrable Shares, the Company shall register the resale of the Registrable Shares on such other form as is available to the Company;

(b)         use its reasonable best efforts to cause such Mandatory Registration Statement to be declared effective as soon as reasonably possible following the Filing Date (or, in any event, within 120 days following the Closing Date) (the “Effectiveness Deadline”);

(c)           prepare and file with the Commission such amendments and supplements to such Resale Registration Statements and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statements continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 4.4 below, subject to the Company’s right to suspend pursuant to Section 4.3;

(d)           furnish to the Purchaser such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchaser;

(e)           file such documents as may be required of the Company for normal securities Law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Purchaser and use its reasonable best efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of the Resale Registration Statements; provided, however, that the Company shall not be required in connection with this Section 4.2(e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(f)           upon notification by the Commission that the Resale Registration Statement will not be reviewed or is not subject to further review by the Commission, the Company shall, on the next Trading Day following the date of such notification, request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two (2) Trading Days later);

(g)          upon notification by the Commission that that the Resale Registration Statement has been declared effective by the Commission, the Company shall file the final prospectus under Rule 424 within the applicable time period prescribed by Rule 424;

(h)           advise the Purchaser promptly:

(i)          of the filing with the Commission of any request for acceleration of the Resale Registration Statement and the Resale Registration Statement being declared effective by the Commission;

(ii)          of any request by the Commission for amendments to the Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;

(iii)        of the issuance by the Commission of any stop order suspending the effectiveness of the Resale Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

(iv)          of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the prospectus in order to make the statements therein not misleading; and

(i)           in the event that the applicable listing standards of the Trading Market on which the Company’s Ordinary Shares trade are satisfied, the Company shall prepare and file a listing application with such Trading Market for the Company’s Ordinary Shares (or such other Trading Market on which the Company’s Ordinary Shares are then listed and traded) to list all Shares covered by the Resale Registration Statement and shall use commercially reasonable efforts to have the Shares approved for listing on such Trading Market by the initial effective date of such Resale Registration Statement, subject only to official notice of issuance; and

(j)          bear all expenses in connection with the procedures in paragraphs (a) through (i) of this Section 4.2 and the registration of the Registrable Shares on such Resale Registration Statement and the satisfaction of the blue sky laws of such states.

4.3         Prospectus Suspension. The Purchaser acknowledges that the Company may suspend the use of the prospectus forming a part of the Resale Registration Statement until such time as an amendment to the Resale Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act if the Company (x) determines in good faith that the Company’s ability to pursue or consummate a transaction would be materially adversely affected by any required disclosure of such transaction in such Resale Registration Statement or other registration statement or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company. The Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed 30 calendar days in any 12-month period and that, in the good faith judgment of the Company’s board of directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities Laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a Company Material Adverse Effect upon the Company or its shareholders. The Company shall provide prompt notice, but in any event within one (1) business day following the cessation, to the Purchaser (or its assignees or transferees) whose Registrable Shares are included in such Resale Registration Statement.

4.4         Termination of Obligations. The obligations of the Company pursuant to Section 4.2 hereof shall cease and terminate, with respect to any Registrable Shares, upon the earlier to occur of (a) such time such Registrable Shares have been resold by the Purchaser, or (b) such time as such Registrable Shares no longer remain Registrable Shares pursuant to Section 4.1(b) hereof.

4.5         Reporting Requirements.

(a)          With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Shares to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to:

(i)           make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)         so long as the Purchaser owns Registrable Shares, to furnish to the Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144 and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to Commission Form S-3 and (B) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144; and

(iii)        take such further action as the Purchaser may reasonably request, including as applicable, providing instructions to the Transfer Agent for the Shares in order to facilitate a sale or transfer of the Shares, requesting its legal counsel to issue a legal opinion to such Transfer Agent for the shares if required by such Transfer Agent to effect the removal of the legend hereunder or procuring the removal of any restrictive legend applicable to the Shares, all to the extent required from time to time to enable the Purchaser to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.6         Blue Sky. The Company shall obtain and maintain all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of Registrable Shares.

4.7         Transfer of Registrable Shares. For the avoidance of doubt, the rights to cause the Company to register Registrable Shares issued by the Company pursuant to this Section 4 shall be fully assignable and transferrable to the same extent as the Shares are assignable and transferrable; provided, however, that the registration rights applicable to the Shares set forth in this this Section 4 shall only be assignable or transferrable in connection with any assignment or transfer of Shares to any Affiliate (as defined in the Note Purchase Agreement) of the Purchaser (each, a “Permitted Transferee”). Any Permitted Transferee of any Shares shall have all of the same rights as the Purchaser to cause the Company to register such Registrable Shares as set forth in this Section 4. Upon any assignment or transfer of Registrable Shares, the Company shall comply in all respects with all agreements and covenants in this Section 4 (including, without limitation, Section 4.5) with respect to the applicable Permitted Transferee as if each such Permitted Transferee was the Purchaser.

5.	MISCELLANEOUS

5.1         Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company shall pay, or procure the payment of, all transfer agent fees and other taxes and duties levied in connection with the issuance and delivery of any Shares to the Purchaser pursuant to this Agreement. For the avoidance of doubt, the Company shall not be liable for any taxes or duties levied in connection with: (i) the issuance of the Shares to a person other than the Purchaser; (ii) any transfer of the rights to have the Company register the Registerable Shares; or (iii) any transfer of the Shares.

5.2         Entire Agreement; No Effect Upon Lending Relationship. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules. For the avoidance of doubt, the Note Purchase Agreement and the documents and transactions contemplated thereby other than this Agreement, contemplate the issuance of certain notes and the performance of certain lending obligations and covenants of the parties thereto, and shall be governed solely by the terms of the Note Purchase Agreement and the other documents contemplated thereby other than this Agreement. This Agreement (including the rights and obligations of the parties to this Agreement, together with any exhibits and schedules hereto), and the provisions of the Note Purchase Agreement that expressly relate to this Agreement or the issuance of the Shares, are intended to be the sole understandings, oral or written, related to the issuance of the Shares and the other transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of the Purchaser or any of its affiliates in its capacity as a lender to the Company or any Subsidiary pursuant to any agreement under which the Company or any Subsidiary has borrowed money from, or issued a note to, the Purchaser or any of its affiliates. Without limiting the generality of the foregoing, the Purchaser, for itself or in any capacity with respect to any of its affiliates in exercising its or its affiliates’ respective rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (i) its status or the status of any of its affiliates as a direct or indirect equityholder of the Company, (ii) the equity of the Company or (iii) any duty it may have to any other direct or indirect equity holder of the Company, except as may be required under the Note Purchase Agreement or by commercial Law applicable to creditors generally.

5.3         Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective upon actual receipt via mail, courier or confirmed email by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4         Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by (a) the Company and (b) the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5         Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (other than by merger).

5.7         Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by Law.

5.9          Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable Law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.10       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.11       Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.12       Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.13       Remedies. Each of the Company and the Purchaser shall be entitled to exercise all rights provided herein or granted by Law, including recovery of damages, for any breach of the Transaction Documents. Nothing in this Agreement shall limit the rights of the Purchaser or its affiliates from exercising any remedies under the Note Purchase Agreement or any other document contemplated thereby.

5.14       Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.15       WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Remainder of page intentionally left blank.]

In Witness Whereof, the parties hereto have caused this Share Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OSMOTICA PHARMACEUTICALS PLC

/s/ Brian Markison
Name: Brian Markison
Title: Chief Executive Officer

Address for Notice:
Osmotica Pharmaceutical Corp.
400 Crossing Boulevard
Bridgewater, NJ 08807
Facsimile: (908) 809 1301

Email: legal@rvlpharma.com
Attention: General Counsel

Signature Page to Share Subscription Agreement

PURCHASER:

ATHYRIUM OPPORTUNITIES IV ACQUISITION 2 LP, a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES IV LP, its General Partner

By: ATHYRIUM OPPORTUNITIES ASSOCIATES IV GP LLC, the General Partner of Athyrium Opportunities Associates IV LP

/s/ Rashida Adams
Name:	Rashida Adams
Title:	Authorized Signatory

Address for Notice:

Athyrium Opportunities IV Acquisition 2 LP
c/o Athyrium Capital Management, LP
505 Fifth Avenue, Floor 18
New York, NY 10017
Attention: Rashida Adams
Phone No.: (212) 402-6925
Email: radams@athyrium.com; aof4@athyrium.com

Signature Page to Share Subscription Agreement

EXHIBIT A

SHARE CALCULATION

Ticker:	OSMT
Date:	9/28/2021
Currency:	USD
Company Name:	Osmotica Pharmaceuticals Plc
Beginning of Year:	1/1/2021

Current Share Price (09/28/2021):	$2.88

Days:	60
Start Date:	07/06/2021
End Date:	9/28/2021

Illustrative VWAP:	$3.37

Illustrative Shares Issued to Athyrium Opportunities IV Acquisition 2 LP pursuant to Share Subscription Agreement	4,448,646.0

Trading Days	Count	Date	Volume	Price	Volume- Weighted Price
	1	07/06/2021	573.526	$2.84	1,628.8
	2	07/07/2021	642.792	$2.79	1,793.4
	3	07/08/2021	645.752	$2.92	1,885.6
	4	07/09/2021	393.558	$3.01	1,184.6
	5	07/12/2021	575.316	$3.20	1,841.0
	6	07/13/2021	732	$3.34	2,444.9
	7	07/14/2021	619.603	$3.30	2,044.7
	8	07/15/2021	334.125	$3.25	1,085.9
	9	07/16/2021	234.788	$3.22	756.0
	10	07/19/2021	507.46	$3.39	1,720.3
	11	07/20/2021	556.714	$3.60	2,004.2
	12	07/21/2021	487.961	$3.57	1,742.0
	13	07/22/2021	252.107	$3.58	902.5
	14	07/23/2021	276.693	$3.69	1,021.0
	15	07/26/2021	308.126	$3.52	1,084.6
	16	07/27/2021	112.585	$3.48	391.8
	17	07/28/2021	399.469	$3.33	1,330.2
	18	07/29/2021	199.416	$3.41	680.0
	19	07/30/2021	195.981	$3.33	652.6
	20	08/02/2021	124.488	$3.41	424.5
	21	08/03/2021	220.391	$3.55	782.4
	22	08/04/2021	392.911	$3.74	1,469.5
	23	08/05/2021	176.557	$3.73	658.6
	24	08/06/2021	136.964	$3.80	520.5
	25	08/09/2021	521.297	$3.92	2,043.5
	26	08/10/2021	222.864	$3.95	880.3
	27	08/11/2021	231.457	$3.95	914.3

A - 1

	28	08/12/2021	386.13	$4.19	1,617.9
	29	08/13/2021	242.954	$4.16	1,010.7
	30	08/16/2021	194.129	$4.08	792.0
	31	08/17/2021	335.252	$3.47	1,163.3
	32	08/18/2021	134.079	$3.69	494.8
	33	08/19/2021	195.494	$3.44	672.5
	34	08/20/2021	49.642	$3.62	179.7
	35	08/23/2021	96.838	$3.54	342.8
	36	08/24/2021	76.741	$3.53	270.9
	37	08/25/2021	189.763	$3.63	688.8
	38	08/26/2021	232.405	$3.37	783.2
	39	08/27/2021	160.729	$3.31	532.0
	40	08/30/2021	62.745	$3.37	211.5
	41	08/31/2021	104.119	$3.52	366.5
	42	09/01/2021	156.142	$3.70	577.7
	43	09/02/2021	71.02	$3.62	257.1
	44	09/03/2021	35.367	$3.65	129.1
	45	09/07/2021	87.473	$3.48	304.4
	46	09/08/2021	164.584	$3.33	547.2
	47	09/09/2021	229.707	$3.19	732.8
	48	09/10/2021	89.815	$3.14	282.0
	49	09/13/2021	106.039	$3.06	324.5
	50	09/14/2021	207.19	$2.95	611.2
	51	09/15/2021	192.411	$2.96	569.5
	52	09/16/2021	107.03	$3.06	327.5
	53	09/17/2021	207.95	$2.88	598.9
	54	09/20/2021	177.825	$2.99	531.7
	55	09/21/2021	43.504	$3.06	133.1
	56	09/22/2021	69.462	$2.96	205.6
	57	09/23/2021	349.86	$2.93	1,025.1
	58	09/24/2021	186.175	$2.88	536.2
	59	09/27/2021	44.224	$2.98	131.8
	60	09/28/2021	110.798	$2.88	319.1
Hypothetical First Tranche Note Issuance Date	61	09/29/2021

A - 2